U.S. Offer to Purchase for Cash
An Aggregate of 127,950,001 Shares of Series B Shares,
including American Depositary Shares (each ADS representing ten Series B Shares)

of

GRUPO AEROPORTUARIO DEL SURESTE, S.A.B. DE C.V.
(SOUTHEAST AIRPORT GROUP)

at the U.S. Dollar Equivalent of

Mexican Pesos 56.00 Per Series B Share

and

Mexican Pesos 560.00 Per American Depositary Share

by

AGRUPACIÓN AEROPORTUARIA INTERNACIONAL II, S.A. DE C.V.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:30 A.M., NEW YORK CITY TIME (8:30 A.M., MEXICO CITY TIME) ON JUNE 12, 2007 UNLESS THE U.S. OFFER IS EXTENDED.

May 14, 2007

To Our Clients:

Enclosed for your consideration is a U.S. Offer to Purchase, dated May 14, 2007 (the “Offer to Purchase”), and related ADS Letter of Transmittal (the “ADS Letter of Transmittal”) relating to the offer in the United States (the “U.S. Offer”) by Agrupación Aeroportuaria Internacional II, S.A. de C.V. (“Purchaser”), a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) and a subsidiary of Agrupación Aeroportuaria Internacional I, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico and formed by Mr. Fernando Chico Pardo, an individual and citizen of Mexico, to purchase for cash, together with a parallel offer taking place in Mexico (described below), an aggregate of 127,950,001 of the outstanding series B shares (the “Series B Shares”), including by purchase of American Depositary Shares, each representing 10 Series B Shares (“ADSs”, and collectively with the Series B Shares, the “Securities”), of Grupo Aeroportuario del Sureste, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of Mexico (“Asur”). Simultaneously with the U.S. Offer, Purchaser is offering in Mexico to purchase for cash 127,950,001 of the outstanding Series B Shares of Asur for the same price and on the same terms as the Securities in the U.S. Offer (the “Mexican Offer”, and collectively with the U.S. Offer, the “Offers”). In the aggregate, Purchaser is offering to purchase no more than 127,950,001 Series B Shares (including by purchase of ADSs, each representing 10 Series B Shares) in the Offers. If valid tenders of Securities are received in the Offers exceeding 127,950,001 of the Series B Shares (including Series B Shares underlying the ADSs), proration rules will apply in the Offers as set forth in the Offer to Purchase.

In the U.S. Offer, Purchaser is offering to purchase an aggregate of 127,950,001 of the outstanding Series B Shares, including by purchase of ADSs each representing 10 Series B Shares, at the U.S. dollar equivalent of Ps. $560.00 per ADS held by all ADS holders and at the U.S. dollar equivalent of Ps. $56.00 per Series B Share for Series B Shares held by persons who are non-Mexican resident holders, in each case in cash, less any withholding taxes, if applicable, and without interest thereon. The cash consideration for the Securities accepted for payment pursuant to the U.S. Offer will be converted by the Purchaser from Mexican pesos into U.S. dollars at the U.S. dollar/Mexican peso “ask” rate plus a 0.0050 spread (the “Spread”) published by WMR/Bloomberg, function <WMCO>, at 11:00 a.m. New York City time two days prior to the settlement date of the U.S. Offer and delivered to the U.S. Receiving Agent. The U.S. Receiving Agent will remit the U.S. dollar purchase price to holders of Securities who tendered into the U.S. Offer. You will bear all exchange rate risks, costs and a conversion fee equivalent to the Spread.

The Mexican Offer is open to all holders of Series B Shares, including those held by U.S. residents. The purchase price for the Series B Shares tendered in the Mexican Offer will be paid in Mexican pesos.

If the number of Securities validly tendered into and not withdrawn from the Offers exceeds 127,950,001 of the Series B Shares (including Series B Shares underlying the ADSs), then proration rules will apply in determining the number of Securities that will be accepted for purchase from each holder of Securities tendering into the Offers. Purchaser will purchase the Securities on a pro rata basis so that, in the aggregate, Purchaser will purchase only 127,950,001 of the Series B Shares (including the Series B Shares underlying the ADSs). Purchaser and the U.S. Receiving Agent will make adjustments to avoid purchases of fractional shares from any tendering holder.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER. NONE OF THE ADSs HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE SUCH WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) ON THE INSTRUCTION FORM SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ADSs HELD BY US FOR YOUR ACCOUNT. A TENDER OF THE ADSs MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD OF THE ADSs, PURSUANT TO YOUR INSTRUCTIONS.

If you beneficially own ADSs but prefer to tender the underlying Series B Shares, please instruct us to surrender your ADSs for delivery of Series B Shares. We will, on your behalf, contact The Bank of New York, as depositary, to surrender your ADSs for delivery of Series B Shares and tender such Series B Shares into the Mexican Offer, in accordance with the terms of the Mexican Offer and your instruction. However, you will have to pay a fee of up to $0.05 for each ADS surrendered. If you choose to surrender your ADSs for delivery of Series B Shares and tender into the Mexican Offer you will bear the risk of any fluctuation in the exchange rate after the consummation of the Offers if you later wish to convert your Mexican pesos into U.S. dollars. If you are a non-Mexican resident holder, you can tender your Series B Shares into either the U.S. Offer or the Mexican Offer but not both. Mexican resident holders can only tender their Series B Shares into the Mexican Offer. The conditions to the Mexican Offer are substantially similar to those in the U.S. Offer.

Accordingly, we request your instructions as to whether you would like us to tender on your behalf the ADSs we hold for your account, pursuant to the terms and subject to the conditions set forth in the enclosed Offer to Purchase and ADS Letter of Transmittal, or surrender the ADSs for delivery of Series B Shares. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the ADSs on your behalf in accordance with the provisions of the U.S. Offer. THE U.S. OFFER WILL EXPIRE AT 9:30 A.M., NEW YORK CITY TIME (8:30 A.M. MEXICO CITY TIME) ON JUNE 12, 2007, UNLESS THE U.S. OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). ADSs TENDERED FOR PAYMENT PURSUANT TO THE U.S. OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

If you wish to have us tender your ADSs or surrender them for delivery of Series B Shares, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The instruction form relates only to the tender or conversion of ADSs. If you beneficially own Series B Shares of Asur and would like to tender your Series B Shares in the U.S. Offer or in the Mexican Offer, please contact the nominee for your Series B Shares to effect such a tender.

Any inquiries you may have with respect to the U.S. Offer and requests for additional copies of the enclosed materials should be addressed to Georgeson, Inc., the Information Agent for the U.S. Offer, at its address and telephone numbers set forth on the back cover page of the Offer to Purchase.

INSTRUCTION FORM FOR ADSs OF ASUR IN THE U.S. OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer by Agrupación Aeroportuaria Internacional II, S.A. de C.V., a subsidiary of Agrupación Aeroportuaria Internacional I, S.A. de C.V., which was formed by Mr. Fernando Chico Pardo, to purchase for cash an aggregate of 127,950,001 of the outstanding Series B Shares (including Series B Shares represented by ADSs) of Grupo Aeroportuario del Sureste, S.A.B. de C.V. held by persons who are non-Mexican resident holders.

This will instruct you to tender or surrender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

Please tender the ADSs held by you for my account as indicated below:

☐  Please tender _ _ ADSs.
                          [Number of ADSs]

☐  Please DO NOT tender any ADSs held by you for my account.

Please surrender the ADSs held by you for my account for delivery of Series B Shares as indicated below:

☐  Please surrender _ _ ADSs for delivery of Series B Shares.
                                [Number of ADSs]

☐	Please DO NOT surrender any ADSs held by you for my account.

Date: _ _

Signature(s): _ _

Print Name(s): _ _

Print Address(es): _ _

Area Code and Telephone Number(s): _ _

Tax Identification or Social Security Number(s): _ _

NONE OF THE ADSs HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED OR SURRENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ADSs HELD BY US FOR YOUR ACCOUNT.

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